PURCHASE CONTRACT

      This PURCHASE CONTRACT (hereinafter "Contract"), made as of this 20 day of October, 2000 (the "Effective Date") by and between R.L.R. INVESTMENTS, L.L.C., ("R.L.R.") an Ohio limited liability company and R & L TRANSFER, INC., ("R & L") an Ohio corporation (collectively the "Buyer"), with a mailing address of 600 Gillam Road, Wilmington, Ohio 45177, and CROUSE CARTAGE COMPANY., an Iowa corporation (the "Seller") and TransFinancial Holdings, Inc., 8245 Nieman Road, Suite 100, Lenexa, Kansas 66214 (the "Indemnitor"), with a mailing address of 8245 Nieman Road, Suite 100, Lenexa, Kansas 66214.

                              W I T N E S S E T H:

      WHEREAS, Seller is the owner of record and in fact, legally and beneficially, of twenty-six (26) parcels of real property, together with all improvements, structures, fences, posts, trees, shrubs, bushes, and other growing matter located thereon. Each of said parcels is hereafter referred to individually as a "Parcel", and all Parcels subject to this Contract are collectively referred to as the "Real Property";

      WHEREAS, Seller is the owner of record and in fact, legally and beneficially, of approximately 2,350 pieces of personal property, consisting of substantially all of Seller's tangible personal property attached to or used in conjunction with the ownership, management, maintenance or operation of both the Real Property and twenty-three leased terminals (the "Leased Property"), including the tractors, trailers, automobiles, forklifts, pallet jacks, pallet racks and miscellaneous equipment, as well as miscellaneous office equipment consisting of desks, chairs, tables and filing cabinets, collectively referred to as the "Personal Property";

      WHEREAS, on October 6, 2000, Buyer and Seller entered into a binding letter of intent (the "Letter of Intent"), whereby Seller agreed to sell to Buyer and Buyer agreed to purchase from Seller, upon the terms and conditions described therein all of Seller's Real Property and Personal Property. A copy of the Letter of Intent is attached hereto and incorporated herein as EXHIBIT A;

      NOW THEREFORE, for and in consideration of the sum of Ten and no/100 DOLLARS ($10.00), the receipt and sufficiency being hereby acknowledged, the Buyer and Seller have agreed as follows:

1.    Description

      A list of the Real Property, along with accurate specifications relative to property acreage and improvements is attached hereto and incorporated herein as EXHIBIT B. A list of Personal Property along with accurate specifications including make, model and Serial Number for tractors, trailers, automobiles, forklifts, pallet jacks, pallet racks and miscellaneous equipment is attached hereto and incorporated herein as EXHIBIT C. In addition to the Personal Property listed on EXHIBIT C, Seller is conveying all of Seller's office furniture currently located at each respective Parcel.

      The Real Property shall include all of Seller's rights, privileges and easements appurtenant to the Real Property; all development rights, air rights, water, water rights and water stock related to the Real Property and the improvements; and all other easements, rights-of-way or appurtenances used in connection with the beneficial use and enjoyment of the Real Property and the improvements constructed thereon. Seller shall convey or cause all such rights relative to the Real Property to be conveyed to R.L.R at closing, free and clear of all liens and encumbrances, with the exception of the Permitted Exceptions, as


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defined  herein.  Seller shall  convey or cause all such rights  relative to the
Personal Property to be conveyed to R & L, or its designee at closing, free and clear of all liens and encumbrances.

2.    Purchase Price

      a.  The  consideration  for  the  Real  and  Personal  Property  shall  be
TWENTY-THREE MILLION-FIVE HUNDRED THOUSAND Dollars and 00/100 cents ($23,500,000.00), as adjusted herein (the "Purchase Price"), allocated as follows:

      (1) Personal Property - The sum of $9,500,000.00 shall be allocated to the Personal Property, as reduced pursuant to the attached list of property to the extent that it cannot be located. A copy of the list of presently missing personal property, along with valuation is attached hereto and incorporated herein as EXHIBIT D;

      (2) Real Property - The sum of $14,000,000.00 shall be allocated to the Real Property. Buyer and Seller acknowledge that it will be necessary to allocate the Purchase Price among each of the Parcels in order to determine the recordation and transfer taxes applicable to each Parcel. The Purchase Price shall be allocated among each of the Parcels in accordance with a schedule to be agreed upon by Buyer and Seller at least (5) days prior to the Real Property Closing;

      b. Buyer shall pay the Purchase Price to the Owner in the following manner:

      (1) On October 6, 2000 Buyer tendered $ 2,300,000.00 as an earnest money deposit (the "Deposit") to Seller pursuant to the Letter of Intent, with instructions to forward the Deposit to Bankers Trust Company, ATTN: Steve Simon, 665 Locust Street, Des Moines, Iowa 50304-0897 (the "Escrow Agent") the Deposit to be held in an interest-bearing account in the name of R & L with instructions, to apply the Deposit along with interest, to the Purchase Price at the Personal Property closing.

      (2) At Closing Buyer shall pay the allocated Purchase Price by wire transfer or certified check, at Buyer's election, less ONE-MILLION DOLLARS ($1,000,000.00) which sum shall be held back at the first Real Property Closing to be held until January 31, 2001, provided that, if a liability has been designated but not paid before January 31, 2001, the designated amount shall not be released from the Escrow Funds, in an interest bearing account, pursuant to a three-party escrow agreement between Buyer, Seller and Title Agent (the "Escrow Funds"). The purpose for the escrow funds is to ensure the prompt payment of any and all outstanding utility bills, taxes and special assessments pro rated to the date of Closing, any lien or encumbrance not satisfied at Closing, any costs for damages to those Parcel's of the Real Property specified in paragraph 8(g) of this Contract resulting from Seller failing to winterize pursuant to paragraph 8(g) of this Contract, or any other financial cost or liability resulting from the breach by Seller of any covenant, warranty or representation made within this Contract and for any third-party claim initiated against Buyer as a result of any liability incurred by Seller prior to the Effective Date of this Contract.

3.    Title Insurance

      Seller shall, at Seller's expense, secure a title insurance commitment (the "Commitment") as soon as possible issued by LandAmerica National Commercial Services, 4111 Executive Parkway, Suite 304, Westerville, Ohio 43081-3862 (the "Title Agent") indicating that at Closing such title insurance company will issue its Owner's Title Insurance Policy on each parcel of the Real Property at standard rates in favor of Buyer in an amount to be determined by Buyer and Seller, insuring marketable title to the Property, free and clear of all dower and similar rights and all encroachments, liens, encumbrances and restrictions, except for zoning restrictions of record, taxes not yet due and payable, utility easements of record which

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do not  unreasonably  interfere with Buyer's  intended use of the Property,  and certain existing purchase contracts and leases encumbering the Real Property, to-wit: a purchase contract with Dayton Freight Lines, Inc., dated June 28, 2000 on the Parcel located at 5292 11th Street, Rockford, Illinois (the "Dayton Contract"); a lease with Lunde Truck Sales, Inc., dated January 1, 2000 on a portion of the Parcel located at 5155 8th Street, Rockford, Illinois (the "Lunde Lease"); a lease with Hot Line Freight Systems, Inc., dated May 22, 1998, as renewed, on a portion of the Parcel located at 5292 11th Street, Rockford, Illinois (the "Hot Line Lease"); a lease with Roadway Express, Inc., dated
November 27, 1997, as renewed, on a portion of the Parcel located at 1530 Steuben Street, Sioux City, Iowa (the "Roadway Lease"); a verbal, month-to-month lease with Elastomer Engineering on a portion of the Parcel located at 1530 Steuben Street, Sioux City, Iowa (the "Elastomer Lease"); a lease with Cybertel Paging., dated April 21, 1992, as modified on a portion of the Parcel located at RR 1, Utica, Illinois (the "Cybertel Lease") (the "Permitted Exceptions"). Said title insurance policy shall be issued immediately upon the closing, showing good and marketable title to be in the Buyer. Seller shall pay the premium for the title insurance policy.

      If such title insurance commitment discloses defects in title, Buyer shall notify Seller in writing and Seller shall remedy such defects in title within
(30) days of said notice, to the extent possible within the (30) days. If Seller elects to remedy such defect but can not remedy such defects in title, on or before the date set forth in this Contract for Closing, Buyer at Buyer's sole election may take one or more of the following actions:

      (a) grant Seller additional time to remedy such defects, thereby extending the Closing date;

      (b) complete the purchase and accept title as Seller is able to convey, unless such defects are delinquent real estate taxes or assessments which are to be pro rated to the date of the Real Property Closing, or mortgages for an ascertainable amount placed against the Real Property, in which case that amount may be deducted from the Purchase Price and paid at Closing to remove such defect;

      (c) elect to remove the Parcel affected by the defect from this Contract, in which case the Purchase Price shall be reduced by the value of the Parcel;

      (d) declare this Contract null and void as to such Parcel upon written notice to Seller may terminate, in which event the Deposit, together with interest earned thereon, shall be refunded to Buyer. Upon making such refund, this Contract shall be deemed canceled and neither party shall have any further claim against the other by reason hereof.

4.   Representations and Warranties of Seller and Indemnitor

      The Seller makes the following representations:

      (a) Seller is the owner in fee simple absolute of the Real Property and Seller holds good and marketable title to the Personal Property, and is vested with full power and authority to enter this Contract and sell the Real Property and Personal Property based upon the terms and conditions herein, except as otherwise modfied by paragraph 4(g) of this Contract;

      (b)  Seller  knows  of  no  condemnation  or  eminent  domain   proceeding
contemplated against any Parcel of the Real Property or any part thereof.

      (c) Seller is not a party to any litigation affecting any Parcel or the Real or Personal Property or the Seller's right to sell any Parcel or the Real or Personal Property or any part thereof, and the Seller

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knows of no litigation or threatened litigation affecting any Parcel or the Real or Personal Property, or any part thereof.

      (d) Seller has received no notice of any violations of zoning, building, fire, safety or health codes with respect to any Parcel or the Real Property.

      (e) Seller has no knowledge of any public improvements made or to be made, which would result in any assessments against any Parcel or the Real Property.

      (f) Seller has no knowledge of any private improvements which have been made on any Parcel which would or could result in any mechanics lien against any Parcel.

      (g) There are no existing leases on any Parcel or the Real Property which will survive the Real Property Closing, including but not limited to leases on any truck terminal or any portion thereof, leases on any communication tower or radio antennae, any vacant land, or otherwise, except for the Dayton Contract, the Lunde Lease, the Hot Line Lease, the Roadway Lease, the Elastomer Lease and the Cybertel Lease. A true and correct copy of each of the respective contract and leases, along with any and all Amendments thereto, is attached hereto and incorporated herein respectively as EXHIBITS E, F, G, H, I and J. At the Real Property closings Seller shall execute a separate assignment of lease on the Lunde Lease, the Hot Line Lease, the Roadway Lease, the Elastomer Lease and the Cybertel Lease. A copy of the assignment of lease is attached hereto and incorporated herein as EXHIBIT K.

      (h) There are no maintenance, management or other contracts effecting the Real Property or any Parcel thereof which will survive the Personal Property or Real Property Closing of this transaction.

      (i) Seller has received no notice of unremediated environmental violations affecting any Parcel other than as depicted by the environmental documents Seller delivered to Buyer on October 6, 2000. To the best of Seller's knowledge, Seller and all twenty-six (26) parcels are in compliance with all applicable federal, state and local laws, administrative rulings, regulations and regulatory approvals relating to the protection of the environment.

      (k) Seller has received no notification that it is a potentially responsible party under section 107 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"). Seller has not received notification from any state or local government under any similar provisions of state or local law.

      (l) To the best of Seller's knowledge, no toxic, explosive or otherwise "hazardous substance," as that term is defined in Section 101(14) of CERCLA, or petroleum (including crude oil or any fraction thereof) has been discharged, deposited, dumped, spilled, leaked or placed into, on or under any Parcel at any time either prior to or after the date Seller acquired title to the respective Parcel.

      (m) There are no underground storage tanks on any Parcel, with the exception of the following: Carroll, Iowa - 12,000 gallon diesel tank; Davenport, Iowa - 12,000 gallon diesel tank; Des Moines, Iowa - 12,000 gallon diesel tank; Minneapolis, Minnesota - 10,000 gallon diesel tank; Council Bluffs, Iowa - 12,000 gallon diesel tank; Sioux City, Iowa - 12,000 gallon diesel tank (collectively referred to as the "UST's"). All previous underground storage tanks have been removed in compliance with federal and state law and no further action is required with respect to the tanks. Seller further represents and warrants that all of the UST's, as of the Effective Date are in compliance with applicable federal, state and local law.

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      (n) Seller  represents  and warrants that an accurate list of its existing debt is as enumerated on the attached Exhibit L, as of October 17, 2000. Seller has no other existing debt of $100,000.00 or more, per creditor other than on Exhibit L, except as follows

           1. Banker's Trust of Iowa ("Bankers Trust") - Currently owed a total of $18,400,000.00, which sum is secured by mortgages on the Real Property, on certificates of title on the Personal Property and on accounts receivable;

           2.   The Major Creditors;

           3.   Affiliates of Seller

      (o) Seller represents and warrants that the largest secured and unsecured creditors are Banker's Trust, Central States Pensions Fund, International Brotherhood of Teamsters, Ruan Leasing and Liberty Mutual Insurance (collectively the "Major Creditors"). Seller represents and warrants that the Major Creditors have agreed in principle to the terms of this Contract and will acknowledge in writing prior to disbursement of any of the proceeds for the Personal or Real Property that this Contract represents an arms-length transaction, for fair market value, and that upon payment of the Purchase Price from Buyer to Seller, the Major Creditors will not challenge this transaction under any theory of state or federal law.

      (p) Seller represents and warrants that the Purchase Price under this Contract shall be applied directly to third-party creditors not affiliated with Seller or Indemnitor to pay debts incurred in Seller's ordinary course of business and according to their respective priorities under applicable law.

      (q) Seller represents and warrants that Buyer has negotiated this Contract in good faith and at arms-length with Seller and that the Purchase Price represents fair market value for both the Real Property and Personal Property

      (r) The Real Property comprises all of the real property owned by Seller and Personal Property comprises substantially all of the personal property of Seller, save and except only such personal property which is located at Seller's corporate headquarters located at 8245 Nieman Road, Suite 100, Lenexa, Kansas (the "Headquarters"), and such personal property which Seller leased. Seller has made a thorough investigation and evaluation of its assets and represents and warrants that no other assets exist which are not part of this Contract, other than intangible property and the personal property located at the Headquarters, as of October 6, 2000.

      (s) Seller represents and warrants that Seller's debts exceed Seller's assets. Seller also represents and warrants that Seller is a wholly owned subsidiary of TransFinancial Holdings, Inc., (the "Indemnitor"), and to the extent that neither the Seller nor the Escrow will satisfy the same Indemnitor by signature below hereby indemnifies and holds Buyer harmless from any and all claims, liabilities, expenses, fines, lawsuits, penalties or otherwise, including reasonable attorney's fees arising out of or in any way related to any breach by Seller of any covenant, warranty or representation made by Seller in this Contract and for any third-party claim initiated against Buyer as a result of any liability incurred by Seller prior to the Effective Date.

           1. Within thirty (30) days after Buyer has received notice or knowledge of the matter that has given or could give rise to a right of indemnification under this Contract, Buyer shall

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notify Seller and  Indemnitor,  including  within the notice the identity of the claimant, the amount of the liability, loss, or expense, if known, and the method of computation (the "Indemnitee Notice");

           2. Within ten (10) days after Indemnitor receives the Indemnitee Notice (the "Indemnitor Commencement"), Indemnitor shall immediately participate, to the extent required, with counsel of its own choosing and at its own cost and expense to defend Buyer, to the extent required. Buyer may, but shall not be required to, at any time after the Indemnitee Notice obtain its own counsel, to assume and control the defense of such third-party claim at the expense of Indemnitor. In either case both the Buyer and Indemnitor shall cooperate with one another and make available to one another all pertinent records, materials and information in its possession or under its control as is reasonably requested by either party througout the indemnification process.

      (t) Seller shall afford Buyer rent-free possession and use of both the Kansas City, Missouri and Indianapolis, Indiana Leased Property for a period of thirty (30) days from the date of Closing on the Personal Property in consideration for Buyer releasing Seller insofar as future rents are owed by Seller to Buyer on a certain lease pertaining to property owned by Buyer and leased to Seller, located at 4949 Victoria, Wichita, Kansas 67216 (the "RLR Leasehold"). Seller acknowledges that Buyer and Seller have not performed an exit inspection of the RLR Leasehold and by forgiving future rent under the RLR Leasehold, Buyer is not waiving any claim for damages to the leased premises

      The representations and warranties contained herein shall be effective as of the Effective Date and as of Closing and shall survive Closing. Seller's knowledge shall be limited to the actual knowledge of Dave Taggart, President, Timothy P. O'Neil, Vice President, Lawrence Pendleton, Vice President of Administration and after thorough inquiry into all of Seller's files and documentation on Seller's business operation, Personal Property and Real Property. Seller and Indemnitor shall indemnify and hold buyer harmless from any and all claims, demands, fines, expenses, penalties or any other liability arising out of or in any way related to breach or misrepresentation of any warranty stated herein.

5.    License to Inspect

      (a) Seller does hereby grant to Buyer, its agents, employees, contractors and representatives, during Buyer's Due Diligence period, the right and license to go upon the Real Property to inspect the Real or Personal Property. Inspections shall be made at Buyer's sole cost and expense, and at Buyer's sole discretion may include topographical surveys, test borings, percolation tests, environmental tests, inspections, soil analysis and any other tests or investigations which will assist Buyer in determining whether the Real Property is suitable for Buyer's purposes and whether any adverse environmental conditions exist on any Parcel. The Property shall be left in the same condition as it was prior to such testing, borings, and/or surveying. Buyer shall indemnify Seller for any damage caused by Buyer, its agents, employees, contractors or representative in performing such due diligence. Buyer shall, prior to entry upon the Property, provide Seller with evidence of adequate liability insurance, naming Seller as an additional insured. Buyer shall provide Seller with a copy of any documents/reports generated from their investigation of the Property.

      (b) Buyer shall have until October 20, 2000 (the "Equipment Due Diligence Period") to approve the condition of the Personal Property. At any time prior to expiration of the Equipment Due Diligence Period, Buyer may terminate this Contract and receive a refund of the Deposit, in which case this Contract shall terminate and neither party shall have any further liability to the other party. Buyer shall have (5) business days after receipt of each Commitment to approve the condition of title or notify Seller as provided in paragraph 3 of this Contract. If Buyer approves the condition of title the Parcel shall close

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on the next  scheduled  closing  for Real  Property  as  provided  herein  or as mutually extended by the parties. Notwithstanding the foregoing, Buyer shall have until October 31, 2000 to exclude any Parcel for a reason permitted herein other than for reasons relating to title on the Parcel (the "Real Property Due Diligence Period"). Buyer shall act expeditiously to retain any experts or consultants needed in connection with its investigations of the Real Property and will proceed diligently to complete its evaluation. In the event of the discovery of any quantity of contaminants or other adverse environmental conditions on any Parcel, irrespective of the source, or if Buyer determines for any reason that any Parcel is not suitable for Buyer's intended use, Buyer may upon written notice to Seller, terminate this Contract, or in the alternative, at Buyer's sole election, exclude a particular Parcel from the transaction. In the event of Contract termination on the Real Property, Buyer shall return all Seller provided due diligence materials, including surveys, environmental reports and owner's policies of title insurance and Buyer and Seller shall have no further claim or demand against one another by reason of the termination, or Buyer may send notice to Seller identifying the contaminants or adverse environmental condition and establishing a time frame within which Seller is to remediate the condition(s) to Buyer's satisfaction. In the event Buyer elects to exclude a particular Parcel from the purchase, the Purchase Price shall be reduced by the amount allocated to the Parcel which Buyer is removing.

      (c) Buyer at its sole cost and expense may have the Property surveyed by a licensed surveyor acceptable to Buyer. The plat of the survey shall show all recorded easements and physical encroachments and shall be certified to Buyer and its title insurance company.

6.    Provisions Facilitating Buyer's Due Diligence

      Within THREE (3) business days after the Effective Date, Seller must furnish to Buyer the following documentation, if within Seller's custody or control:

      (a)  Any  geotechnical,   environmental  or  other  engineering   reports,
including any boundary, topographical or wetland survey of the Property.

      (b) Any correspondence from any governmental agencies regarding any alleged violation of any applicable law to any Parcel. Seller hereby confirms, as of the Effective Date, Seller has received no notice of violation of any applicable law in regard to any Parcel.

      (c) All utility bills for the last two months on each Parcel and tax bills from the preceding and current year on each of the Parcels.

      (d)  Any policy of title insurance Seller has obtained on any Parcel.

      (e) Any environmental report on any Parcel, including but not limited to any phase I report, phase II report and/or any analytical testing.

      (f)  All lease agreements and amendments encumbering the Property.

      In the event Seller fails to produce the documentation stated herein in a timely manner, Buyer may, at Buyer's sole discretion, extend the Due Diligence Period by the number of days Seller is late in providing the documentation. If Seller fails to produce the documentation as stated herein, Buyer may terminate this Contract and receive a refund of the Deposit as Buyer's sole and exclusive remedy.

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7.    Closing

      Closing on the Personal Property shall take place within FIVE (5) business days after expiration of Buyer's Equipment Due Diligence (the "Personal Property Closing") and Closing on the Real Property shall occur no later than FIVE (5) business days after receipt and approval by Buyer of the Commiment on each Parcel, provided that Closing shall not take place on any fewer than TEN (10) Parcels at a given time (the "Real Property Closing Date"), and provided Closing shall not take place before all the foregoing terms and conditions of this Contract have been satisfied as to such Parcel. Seller specifically acknowledges that Buyer may obtain surveys, environmental studies and commitments for title insurance on many of the Parcels prior to closing. The Closing for the Real Property shall take place at the offices of Title Agent and the Closing for the Personal Property shall take place at a mutually agreeable location. If the date of Closing falls on a holiday or weekend, the closing date shall fall on the next business day after the holiday or weekend day. At Closing, Seller shall pay past due real estate taxes prorated through the date of closing. All general and special assessments, sewer and water charges, and electric and gas charges, shall be apportioned between Buyer and Seller as of the date of Closing.

8.    Management Pending Closing and After Closing

      Seller shall be responsible from the Effective Date until the Closing Date, for the following:

      (a) To maintain the Real and Personal Property in substantially the same condition as of the Effective Date herein and to make sure all Personal Property remains in its current location as of October 6, 2000.

      (b) To manage the Property in a responsible manner, consistent with the management prior to this Contract, including but not limited to twenty-four (24) hour a day, seven (7) day a week security on each Parcel.

      (c) To insure the Property in commercially reasonable amounts and with commercially reasonable deductible.

      (d)  Not to enter into any renewal or new lease without Buyer's consent.

      (e) Not to enter into any contract or agreement that would encumber the Real or Personal Property after Closing without Buyer's consent.

      (f)  To advise Buyer of any action or claim concerning the Property.

      (g) To "winterize" the Parcel's located at 7601 Hall Street, St. louis, Missouri; 3219 Nebraska Street, Council Bluffs, Iowa; 5185 NE 22nd Street, Des Moines, Iowa; 2940 W. 73rd Street, Davenport, Iowa; 2169 Mustang Drive, Mounds View, Minnesota; 11224 W. Rogers, West Allis, Wisconsin; 7701 W. 95th Street, Chicago, Illinois (collectively referred to as the "Owned Marshall Sites") sufficient to withstand the elements of winter and to avoid damages to the Real Property.

      (h) For a period of up to (60) days following closing, Seller shall provide Buyer with access to Seller's real estate manager on a consultant basis, as needed and free of charge to assist Buyer with disposition of the Real Property.

9.    Conveyance

      Seller shall convey the Property by transferable and recordable, General Warranty Deed, with the Property being transferred free and clear of all liens and encumbrances, except for the Permitted Exceptions. Seller shall convey the Personal Property by a general Bill of Sale attached hereto and incorporated herein as EXHIBIT L, as well as by individual certificates of title to Buyer, or its designee, free and clear or all liens and encumbrances, on those types of equipment customarily transferred by certificate of title.

10.   Documents to be Delivered By Seller for Closing

      Documents delivered shall include, but shall not be limited to:

      (a) General Warranty Deeds, or their equivalent, executed, acknowledged and delivered by Seller to Buyer at Closing conveying title to each individual Parcel of the Real Property;

      (b) Any necessary documentation to permit the issuance of an owner's policy of title insurance, under the terms and conditions of this Contract to issue;

      (c)  Closing statement;

      (d) Owner's affidavit, customarily requested by the Title Company, for consummation of this transaction.

      (e)  Bill of sale conveying title to the Personal Property

      (f) Certificates of title on each piece of equipment requiring such a conveyance instrument.

11.   Costs

      The respective parties' costs associated with this transaction shall be as follows: SELLER - All delinquent real estate taxes on the Real Property, including penalty and interest pro rated to the date of closing, all general and special assessments on the Real Property pro rated to the date of Closing, deed and closing statement preparation, all state, county and municipal conveyance or transfer fees, recording fees, the cost of discharging any mortgage or UCC filings on the Real or Personal Property, the premium for owner's policies of title insurance on each Parcel of the Real Property in the amount of the Purchase Price allocated to each Parcel, and Seller's attorney's fees. BUYER - The cost of a survey, any environmental investigations and Buyer's attorney fees. No funds shall be distributed at Closing and the deeds and/or certificates of title shall not be recorded until Buyer, Seller and Escrow Agent have all executed a mutually agreeable Closing Instruction letter.

12.   Risk of Loss

     a. Condemnation. If, prior to the Closing, any Parcel of the Real Property is taken by eminent domain proceedings or by deed in lieu thereof, Buyer may either at or prior to Closing (a) terminate this Contract relative to the Parcel affected by the Condemnation, or (b) consummate the Closing, in which latter event the Purchase Price for the Real Property shall be reduced by the amount of the award by the condemning authority.

      b. Casualty. Except as otherwise provided in this Contract, Seller assumes all risks for damage to or injury occurring to the Real Property and Personal Property by fire, storm, accident, or any other casualty or cause until the Closing has been consummated. If before the Closing the Real or Personal
Property, or any part thereof, suffers any damage from fire or other casualty which is reasonably estimated by Buyer to require repairs in excess of 20% of the value of the Parcel or piece of Personal Property, Buyer will notify Seller of such fact and Buyer as its sole right may either (a) terminate this Contract relative to the Parcel or piece of equipment by notice to Seller given within ten (10) days following Seller's notice to Buyer and thereupon receive a reduction in the Purchase Price equal to the damage amount, or (b) consummate the Closing, in which latter event all of Seller's right, title and interest in and to the proceeds of any insurance covering such damage shall be assigned to Buyer at the Closing; Buyer will also be credited with the amount of Seller's deductible under its insurance policy applicable to such casualty.

13.   Default

      If Seller fails or refuses to consummate the sale of the Real Property pursuant to this Contract for any reason, Buyer shall have the option, in addition to pursuing any of its rights and remedies at law or in equity, of: (i) enforcing specific performance of this Contract; or (ii) terminating the Contract upon written notice to the Seller and escrow agent; or (iii) initiating an action for damages. If Buyer fails or refuses to consummate the purchase of the Real Property pursuant to this Contract for any reason, other than a permitted reason within this Contract, Seller shall have the right to initiate an action for damages or pursue specific performance of this Contract.

14.   Notices

      All notices related to this transaction shall be deemed to be effective when mailed, postage prepaid by United States, certified or registered mail, return receipt requested, or delivered by personal delivery, telegram or express courier service, or by telecopier with proof of receipt to the numbers listed below:

BUYER:                              SELLER:
R.L.R. Investments, L.L.C.          Crouse Cartage Company
ATTN: Corporate Legal               ATTN: Dave Taggart, President.
600 Gillam Road, P.O. Box 271       8245 Nieman Road, Suite 100
Wilmington, Ohio  45177             Lenexa, Kansas  66214
FAX: (937) 383-2336                 FAX: (913) 859-0011

R & L Transfer, Inc.                INDEMNITOR
ATTN: Corporate Legal
600 Gillam Road, P.O. 271           TransFinancial Holdings, Inc.
Wilmington, Ohio 45177              ATTN:Timothy P. O'Neil, C.E.O.
FAX:  (937) 383-2336                8245 Nieman Road, Suite 100
                                    Lenexa, Kansas 66214
                                    FAX: (913) 859-0011

15.   Brokerage

      The parties acknowledge that no real estate agent, broker or company has been used by either party in this transaction. Seller shall indemnify, hold harmless and defend Buyer against any claim initiated by Brokers, or any agent, broker or real estate company contacted by or representing Seller for any real estate fee arising out of, related to, or involved in this transaction. Buyer shall indemnify, hold harmless and defend Seller against any claims initiated by agent, broker or real estate company contacted by or representing Seller for any real estate fee arising out of, or in any way related to this transaction.

16.   Acceptance

      In the event this Contract is not signed simultaneously by both parties, this document shall be considered an offer made by the first executing party. Unless executed by offeree and delivered into Buyer's possession before such time, the offer shall automatically expire at midnight, Ohio time, on October 20, 2000. Time is of the essence.

17.   Governing Law

      The provisions and covenants contained in this Contract shall be governed and construed under the laws of the State of Ohio.

18.   Joint Preparation

      The preparation of this Contract has been a joint effort of the parties and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

19.   No Recording

      Neither party shall record this Contract or a memorandum of this Contract, and if either party attempts to record this Contract or a memorandum of this Contract, the non-recording party may terminate this Contract without further liability to the recording party.

20.   Third-Party Contract Negotiations

      Seller hereby acknowledges that Buyer has been negotiating certain sale and leasehold contracts with third-parties on various Parcels of the Real Property. Seller authorizes Buyer to continue to do so, provided that:

      a. No contract is entered into at less than the minimum acceptable price as indicated in the list of minimum values on EXHIBIT M, attached hereto and incorporated herein.

      b.   No contract is recorded, and no contract is in recordable form.

      c.   No contract indicates that Buyer is acting as an agent for Seller.

      d. Buyer indemnifies and holds Seller harmless from any liability resulting from Buyer's dealings with a third party offeror on a lease or contract for sale of a Parcel. Seller acknowledges that

Buyer's indemnity obligation is specifically limited to contractual liability on a lease or contract for sale of a Parcel.

21.  Entirety of the Agreement

     This  Agreement   consists  of  these   typewritten   pages  and  Exhibits
incorporated by reference herein. There are no other Agreements, conditions or understandings between the parties. All understandings and agreements heretofore have been merged into this Contract, which fully and completely expresses the Contract of the parties.

22.  Asset Acquisition Only

     Buyer and Seller acknowledge that Buyer is purchasing only Seller's Real Property and Personal Property and is not purchasing any business interest of Seller. Seller acknowledges that it solely retains any and all obligations and liabilities arising out of or in any way related to Seller's business operation of Crouse Cartage, Inc., and that Buyer is not assuming any contracts, leases, licenses or permits from Seller as those contracts, leases, licenses or permits pertain to Crouse Cartage, Inc., other than the Permitted Exceptions.

23.   Personal Property After Closing

      Seller hereby acknowledges and consents to Buyer keeping all Personal Property on the Owner Marshalling Sites and the Kansas City, Missouri and Indianapolis, Indiana Leased Property, free of charge for a period of thirty
(30) days from the date of closing on the Personal Property

      IN WITNESS WHEREOF, intending to be legally bound, the parties warrant that they have the authority to execute this document and legally bind their respective corporation to the terms and conditions contained herein.

(SELLER):

CROUSE CARTAGE COMPANY

/s/ Timothy P. O'Neil
---------------------------------
By:   Timothy P. O'Neil
Its:  Vice President

(INDEMNITOR):

TRANSFINANCIAL HOLDINGS, INC.

/s/ Timothy P. O'Neil
----------------------------------
By:
Its:

(BUYER):

R.L.R. INVESTMENTS, L.L.C.

/s/ Roby L. Roberts
---------------------------------
By:   Roby L. Roberts
Its:  Vice President


R & L TRANSFER, INC.

/s/ Roby L. Roberts
----------------------------------
By:
Its: